Exhibit 10.1

CONFIDENTIAL

AMENDED AND RESTATED DISTRIBUTORSHIP AGREEMENT

THIS AMENDED AND RESTATED DISTRIBUTORSHIP AGREEMENT (the “Agreement”) is made and entered into as of the 25th day of May, 2005, to be effective as of the Effective Date, by and between CREE, INC., a corporation organized and existing under the laws of the State of North Carolina, U.S.A., having its principal place of business at 4600 Silicon Drive, Durham, North Carolina 27703 (“Manufacturer”), SUMITOMO CORPORATION, a corporation organized and existing under the laws of Japan, having its principal place of business at [***], Tokyo 104-8610, Japan (“Distributor”) and Sumitomo Corporation of America (“SCOA”), a wholly-owned subsidiary of Sumitomo organized under the laws of State of New York and having its principal place of business at [***]

Recitals

WHEREAS,

(A)	Manufacturer and Distributor previously entered into an Amended and Restated Distributorship Agreement dated as of the 14th day of May, 2004 (the “Distributorship Agreement”); and

(B)	Manufacturer and Distributor previously entered into a letter agreement dated as of the 12th day of July, 2004 (the “First Letter Agreement”) amending the Distributorship Agreement; and

(C)	Manufacturer, Distributor and SCOA previously entered into another letter agreement dated as of the 10th day of September, 2004 (the “Second Letter Agreement”) further amending the Distributorship Agreement and the First Letter Agreement (the First Letter Agreement and Second Letter Agreement being collectively referred to hereinafter as the “Letter Agreements” and the Distributorship Agreement and the Letter Agreements being collectively referred to hereinafter as the “Existing Agreements”); and

(D)	Manufacturer and Distributor desire to amend and restate the Existing Agreements to reflect and record certain matters with respect to their long-standing and strategic relationship; and

(E)	SCOA is a party to this Agreement solely for the purpose of entering into Individual Contracts for the purchase of LED Products from Manufacturer pursuant to Sections 7.1 and 7.2 below.

NOW, THEREFORE, the parties hereto, in consideration of the premises, covenants and undertakings herein contained, mutually agree as follows:

1.	DEFINITIONS

1.1.	For purposes of this Agreement, the capitalized terms defined below and elsewhere in this Agreement have the meanings so defined, and such definitions apply to both singular and plural forms:

Affiliate:	with respect to a person, any other person that controls, is controlled by, or is under common control with the named person, whether directly or through one or more intermediaries, where “control” means possession of the power to direct the management, operations or policies of the controlled person through stock ownership, contract or other arrangements.

Annual MPC:	Distributor’s annual minimum purchase commitment as defined in Section 9.1.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 1

Amended and Restated as of May 25, 2005

CONFIDENTIAL

ATMI:	Advanced Technology Materials, Inc.

Average Exchange Rate:	as defined in Section 8.5 (b).

Bank:	as defined in Section 8.5 (b).

Base Rate:	as defined in Section 8.5 (b).

Chip Schedule:	as defined in Section 7.1(a)

[***]:	as defined in Section 8.7(a).

[***]:	as defined in Section 12.2.

Distributor:	as defined in Preamble.

Distributorship Agreement:	as defined in Recitals.

Effective Date:	the 27th day of June, 2005.

Execution Date:	the 25 day of May, 2005.

Existing Agreements:	as defined in Recitals.

Firm Commitment Portion:	as defined in Section 7.3.

Firmed-Up Order:	as defined in Section 7.1(a).

First Letter Agreement:	as defined in Recitals.

FY06:	2006 fiscal year of Manufacturer.

FY07:	2007 fiscal year of Manufacturer.

Individual Contract:	as defined in Section 7.1.

Inventory:	as defined in Section 7.4.

Inventory Cap:	as defined in Section 9.3.

Letter Agreements:	as defined in Recitals.

Liaison Office/ Cree Japan:	the representative office maintained by Manufacturer, through an Affiliate, in the Tokyo, Japan area.

LED Products:	visible or ultraviolet light emitting diodes (LEDs) in die form that are fabricated by or for Manufacturer using Group III-nitride materials on silicon carbide wafers and that Manufacturer makes

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 2

Amended and Restated as of May 25, 2005

CONFIDENTIAL

generally available to customers for purchase during the term of this Agreement. As used herein, “generally available” includes LED Products custom manufactured for customers of Distributor but excludes LED Products custom manufactured for other customers.

LED Product Forecast:	as defined in Section 7.3.

LED Resale Price:	as defined in Section 8.1(a).

[***]:	as defined in Section 8.6(b).

Manufacturer:	as defined in Preamble.

Master Agreement:	as defined in Section 7.1(c).

Material Schedule:	as defined in Section 7.1(b)

New Products:	as defined in Section 9.3.

[***] Products	LED Products [***] by [***] Manufacturer that have been designated by Manufacturer to Distributor in writing in accordance with Section 7.1(c).

[***] Product Resale Price:	as defined in Section 8.2(b).

[***] Reserve ([***]):	as defined in Section 8.6(a).

[***]:	as defined in Section 8.6(a).

[***] Reserve ([***]):	as defined in Section 8.7(a).

[***]:	as defined in Section 8.7(a).

Products:	LED Products, [***] Products and Wafer Products collectively, except where the term applies in context only to a specific type of Product.

Quarterly MPC:	Distributor’s quarterly minimum purchase commitment in each fiscal quarter of Manufacturer as defined in Section 9.1.

SCOA:	as defined in Preamble.

Second Letter Agreement:	as defined in Recitals.

Term:	the term of this Agreement as defined in Section 2.2.

Territory A:	the country of Japan.

Territory B:	the countries of the Republic of China (Taiwan), Singapore and the Philippines.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 3

Amended and Restated as of May 25, 2005

CONFIDENTIAL

Territory C:	the countries of [***], the Republic of Korea, the Republic of Indonesia, Thailand and Malaysia.

Territory:	Territory A, Territory B and Territory C, collectively.

Wafer Order:	as defined in Section 7.1(b)

Wafer Products:	collectively “SiC Wafer Products” and “GaN Wafer Products.” “SiC Wafer Products” means silicon carbide wafers, either without epitaxial layers or with only silicon carbide epitaxial layers deposited thereon, made by or for Manufacturer and that Manufacturer makes generally available to customers for purchase during the term of this Agreement. “GaN Wafer Products” means gallium nitride wafers, either with or without epitaxial layers deposited thereon, and hetero substrates, such as silicon carbide, sapphire or silicon, with one or more AIII nitride epitaxial layers deposited thereon, made by or for Manufacturer and that Manufacturer makes generally available to customers for purchase during the term of this Agreement. As used herein, “generally available” includes Wafer Products custom manufactured for customers of Distributor but excludes Wafer Products custom manufactured for other customers. For avoidance of doubt, Wafer Products do not include any [***] by [***] Manufacturer.

Wafer Retail Price:	as defined in Section 8.3(b).

[***]:	[***] as defined in Section 7.3.

1.2.	For purposes of this Agreement, “person” shall be construed broadly to mean any individual, corporation, partnership or other legal entity, and the terms “fiscal quarter” and “fiscal year” shall refer to the respective accounting periods used by Manufacturer.

2.	TERM

2.1.	Except as expressly provided herein, the amended and restated terms and conditions in this Agreement shall not become effective until the Effective Date. After the Execution Date but prior to the Effective Date, certain terms and conditions expressly identified herein shall become effective with respect to Products to be shipped after the Effective Date in order to facilitate the transition between the provisions of this Agreement and the Existing Agreements. This Agreement will be legally binding on the parties when executed on behalf of both parties notwithstanding the later Effective Date. Upon the Effective Date, this Agreement shall supersede and replace the Existing Agreements with respect to Products to be shipped after the Effective Date, but the Existing Agreements shall continue to apply with respect to Products shipped prior to the Effective Date.

2.2.	Subject to the provisions of Sections 8.7(a) and 9.2, the term of this Agreement (the “Term”) shall extend for a period of five (5) fiscal years commencing June 23, 2002 and ending June 24, 2007, unless sooner terminated in accordance with the provisions of this Agreement.

2.3.	The parties acknowledge and agree that neither is obligated to continue its business relationship with the other after the effective date of any termination of this Agreement or the expiration date if this Agreement is not renewed.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 4

Amended and Restated as of May 25, 2005

CONFIDENTIAL

3.	DESIGNATION

3.1.	Distributor will serve as the strategic partner and exclusive distributor of Manufacturer for distribution of Products in Territory A during the Term of this Agreement. Section 4.1 below defines the exclusive nature of Distributor’s appointment in Territory A.

3.2.	Subject to the provisions in Section 4.2 below, Distributor will serve as a non-exclusive distributor for distribution of Products in Territory B and Territory C during the Term of this Agreement.

3.3.	Notwithstanding any language herein to the contrary, unless extended by written agreement of the parties, Distributor’s appointment as a distributor of GaN Wafer Products in the Territory is [***]. In connection with the determination of the [***] for [***] (as provided in Section [***] below), the parties in good faith will discuss [***] and shall mutually agree upon the terms for [***].

4.	EXCLUSIVITY; NON-EXCLUSIVE TERRITORIES

4.1	During the Term of this Agreement and subject to Distributor’s compliance with its obligations in Section 5 below, except as otherwise provided in Sections 8.3(d) and 9.4 below, Manufacturer will not, without Distributor’s written consent, directly or through any Affiliate sell Products to any person other than Distributor for shipment by Manufacturer or its Affiliates into Territory A. This Section 4.1 shall not be construed to restrict Manufacturer or its Affiliates from selling or authorizing the sale of Products to persons outside Territory A.

4.2	Distributor’s appointment in Territory B and Territory C is non-exclusive. Distributor shall not advise any customer or potential customer in such territories that it may only purchase Products from Distributor. Customers in such territories shall be free to choose to purchase Products directly from Manufacturer or from another distributor, as applicable. With respect to marketing, sales and deliveries by Distributor in Territory C, Distributor may [***]. Subject to any applicable export restrictions, Distributor may request that Manufacturer [***]. If the customer prefers to purchase Products directly from Manufacturer, the provisions of Section 10 will apply if Manufacturer requests Distributor’s assistance in connection with such transaction.

5.	DUTIES OF DISTRIBUTOR

5.1	Distributor agrees to perform and comply with the following during the Term of this Agreement:

(a)	It will use its best efforts, to the fullest extent commercially reasonable, to promote the sale of [***] Products within the Territory through its sales and merchandising programs in order to obtain and sustain the maximum sales of [***] Products in the Territory and will solicit orders for and sell [***] Products within the Territory.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 5

Amended and Restated as of May 25, 2005

CONFIDENTIAL

(b)	Distributor will furnish Manufacturer with reports on the following matters in writing not less frequently than the period shown, and promptly upon request at such other times as Manufacturer may request in writing, with the report to be delivered to Manufacturer and/or the Liaison Office as indicated below unless otherwise requested by Manufacturer:

Report	Frequency	Delivered To
General market situation for Products in the Territory	[***]	Cree Japan

[***]-month forecast of anticipated sales of Products	[***]	Cree Japan

Inventory on hand, including volume by Product type and assigned value	[***]	Cree Japan

Summary of meetings with customers and prospective customers, including current and anticipated Product applications by customer and quantity requirements	[***]	Cree Japan

Summary of significant customer inquiries	[***]	Cree Japan

Information, to the extent known, regarding the activities of competitors with respect to Products in the Territory	[***]	Cree Japan

(c)	In addition, in its role as the strategic partner of Manufacturer for distribution of Products in Territory A, Distributor will cooperate with Manufacturer and the Liaison Office to establish, to the fullest practicable extent, a “transparent interface” between Manufacturer and customers for Products such that the Liaison Office is kept fully informed of all developments relating to customers for Products and that the Product sales and marketing efforts of Distributor are coordinated with the efforts of the Liaison Office. Without limiting the foregoing, upon request Distributor will make available to the Liaison Office copies of all quotes, invoices, customer correspondence and other records relating to the sale and marketing of Products in Territory A and in Territory C.

(d)	Distributor will at all times conduct its affairs under this Agreement in accordance with the highest standards of business ethics and propriety. It will comply with all applicable laws and regulations in performing its obligations under this Agreement and will apply for and obtain (at its own expense) all licenses and approvals necessary to perform its obligations hereunder except as provided in Section 12.2.

(e)	Without Manufacturer’s prior written consent, neither Distributor nor its directors, officers, agents or employees shall at any time during the Term of this Agreement, directly or indirectly, (i) establish any Product distribution branch or maintain any Product distribution depot outside the Territory, or (ii) manufacture, distribute, represent, sell or otherwise handle any products that, in the reasonable opinion of Manufacturer, [***], including without limitation [***]; provided that the foregoing limitations as provided in this Section 5.1(e) will only apply to [***].

(f)

Distributor will not market, sell or otherwise distribute Products purchased under this Agreement outside the Territory or market, sell or otherwise distribute [***] Products to [***] for such [***] Products, except as may be authorized by Manufacturer in writing from time to time in Manufacturer’s sole discretion. Distributor will not, without Manufacturer’s prior written consent, which consent will not be unreasonably withheld, sell or otherwise distribute Products purchased under this Agreement to a person other than an end user customer. Notwithstanding any language herein to the contrary, the parties hereto confirm that [***].

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 6

Amended and Restated as of May 25, 2005

CONFIDENTIAL

(g)	Distributor will appoint at least one employee within its organization to coordinate the performance of its responsibilities under this Agreement.

(h)	Distributor shall be responsible for obtaining any required licenses, permits and other governmental approvals necessary for the export of Products from the United States or such other country from where Products are shipped and their import into the Territory, except as provided in Section 12.2, and will otherwise comply with all export and import laws and regulations applicable to its activities under this Agreement.

6.	DUTIES OF MANUFACTURER

6.1	Subject to Section 7 below, Manufacturer agrees to use its best efforts, to the fullest extent commercially reasonable, to meet the requirements of Distributor for Products during the Term of this Agreement and to perform and comply with the following during the Term of this Agreement:

(a)	Manufacturer shall [***] unless Distributor’s exclusivity with respect to such Product(s) or territory is no longer in effect as otherwise provided in this Agreement.

(b)	Manufacturer shall maintain the Liaison Office, either directly or through an Affiliate, and shall staff such office with one or more full-time personnel, to provide support for sales of Products in Territory A.

(c)	Manufacturer shall furnish to Distributor, at no cost, such catalogues, specifications and technical data literature as Manufacturer makes available to its customers generally and shall provide the materials in such quantities as Distributor may reasonably request to support its sales of Products in the Territory.

(d)	Manufacturer will invite Distributor to participate in any discussions between the Liaison Office or Manufacturer and Distributor’s customers concerning Products to be purchased in connection with this Agreement provided that Distributor agrees to be bound by the same restrictions on information disclosed in such discussions as the customer and in any event, such discussions will be subject to the provisions in Section 14 below.

(e)	Subject to availability, Manufacturer shall supply Distributor Products in accordance with this Agreement in quantities adequate to the Distributor’s reasonable requirements for sales in the Territory. In the event orders for Products exceed Manufacturer’s ability to manufacture and deliver them, Manufacturer will allocate to Distributor [***], which allocation Manufacturer shall determine in its sole discretion exercised in good faith; provided, however, that in no event shall Manufacturer treat Distributor less favorably than it will any of Manufacturer’s other customers for Products in allocating such supply.

(f)	Manufacturer shall provide training services to sales and service personnel of Distributor at the Liaison Office or at Manufacturer’s principal offices to such scope and extent as reasonably necessary for Distributor to promote sales and service of Products in the Territory. Nothing in this clause or elsewhere in this Agreement shall be construed to require Manufacturer to disclose proprietary and confidential information.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 7

Amended and Restated as of May 25, 2005

CONFIDENTIAL

(g)	Manufacturer shall be responsible for furnishing to Distributor, [***], such packing material as may be reasonably required for re-packing Products purchased from Manufacturer for shipment to Distributor’s customers.

7.	SALES OF PRODUCTS

7.1	All sales of Products from Manufacturer to Distributor shall be made by execution of an individual sales contract stated in US Dollars (an “Individual Contract”) in the following manner:

(a)	In the case of LED Products, in connection with Distributor’s [***] transmittal of its revised LED Product Forecast by [***] (as provided in Section 7.3 below), Distributor will include a purchase order for LED Products to be purchased in [***] (the “Firmed-Up Order”). The quantity of LED Products included in the Firmed-Up Order will (i) except as provided in Section 7.4 below, [***] as provided in Section 7.3 below, and (ii) not exceed [***] without Manufacturer’s approval of such [***] unless such [***] is required by Section 7.3 below. Manufacturer will respond to Distributor by [***] by [***] enclosing an order acknowledgement (the “Chip Schedule”) confirming Product prices and [***]. Each Firmed-Up Order for LED Products placed by Distributor and acknowledged by Manufacturer in a Chip Schedule as provided above shall constitute an Individual Contract for the sale of LED Products. Individual Contracts for LED Products shall be firm and may not be modified by Distributor; [***].

(b)	In the case of Wafer Products, [***] during the term of this Agreement Distributor will [***] to Manufacturer a purchase order for Wafer Products (a “Wafer Order”). Manufacturer will respond to Distributor by [***], but in no event more than [***] after receipt of the Wafer Order if the Wafer Product is a standard product of Manufacturer, enclosing an order acknowledgement (the “Material Schedule”) confirming Product prices and [***]. Each Wafer Order placed by Distributor and acknowledged by Manufacturer in a Material Schedule as provided above shall constitute an Individual Contract for the sale of Wafer Products.

(c)	In the case of [***] Products, Manufacturer will [***] designate in writing to Distributor a [***] Product that is available for purchase by Distributor under this Agreement, including any terms that are specific to such [***] Product. Distributor [***] Manufacturer. Designation of a [***] Product is subject to Manufacturer and Distributor entering into (or amending, as applicable) an appropriate written master agreement (the “Master Agreement”) to mutually establish the terms and conditions for the sale and purchase of such [***] Product. [***] thereafter, Manufacturer and Distributor will enter into separate individual contracts pursuant to and in accordance with such Master Agreement. Each individual contract entered into between Manufacturer and Distributor pursuant to the written Master Agreement shall constitute an Individual Contract for the sale of [***] Products.

(d)	Notwithstanding any language herein to the contrary, shipments dates confirmed by Manufacturer in the Chip Schedule or the Material Schedule, as the case may be, do not represent guaranteed shipment dates. [***].

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 8

Amended and Restated as of May 25, 2005

CONFIDENTIAL

7.2	Each Individual Contract shall be subject to the following terms, except as may be otherwise mutually agreed in writing by the parties:

(a)	[***] Products shall be delivered F.O.B. Manufacturer’s manufacturing facilities or inventory hub (including [***]) by delivery to a transportation company designated or approved by Distributor. Title and risk of loss of [***] Products shall pass to Distributor upon delivery to the transportation company. All transportation charges and expenses, including the cost of insurance against loss or damage in transit, shall be Distributor’s responsibility.

(b)	Except for any warranty claim covered by Section 7.2(d) below, in the event any Product does not conform to the terms of the Individual Contract, the non-conformity will be reported in writing to Manufacturer as soon as possible. In the case of shipping damage or other non-conformity discoverable upon reasonable inspection (such as, by way of illustration, shipment shortages, incorrect Products, broken wafers and torn tape), the non-conformity shall in any event be reported in writing no later than [***] after the date Products are shipped by Manufacturer to Distributor or such claim shall be deemed waived; provided that Distributor [***]. In all other cases, the non-conformity shall be reported as a warranty claim under Section 7.2(d) below in writing within [***] after shipment of Product by Manufacturer if the claim relates to an LED Product, within [***] after shipment of Product by Manufacturer if the claim relates to a Wafer Product, and within [***] if the claim relates to a [***] Product. Any non-conformity not reported within the applicable warranty period shall be deemed waived.

(c)	Manufacturer’s sole obligation with respect to Products reported to be non-conforming no later than [***] after the date Products are shipped by Manufacturer to Distributor shall be to issue a [***] credit memorandum to Distributor for the quantity and price invoiced for any such Products determined by Manufacturer to be non-conforming, which credit memorandum may be used [***]. Manufacturer is not required to refund money pursuant to such credit memoranda. All non-conforming Products must be returned to Manufacturer for verification of the non-conformity, and Distributor must obtain a return authorization from Manufacturer prior to shipment of the non-conforming Products, which authorization shall not be unreasonably withheld. Provided that it is able to verify [***] the non-conformity, Manufacturer will use commercially reasonable efforts to [***] to Distributor within [***] after Manufacturer’s receipt of the report of non-conformity as provided in Section 7.2(b). [***] provisions for non-conforming [***] Products will be as provided in the master agreement or applicable Individual Contract. Upon receipt of the non-conforming Products, Manufacturer will [***] the [***] credit memorandum [***]. Upon [***], Manufacturer will issue a new invoice [***], which invoice shall be the controlling document related to such purchase for purposes of determining the parties’ rights and obligations under this Agreement, including, without limitation, the Product warranty, [***] Reserve and [***] Reserve provisions (as otherwise provided herein, if applicable); provided that, for the purpose of determining (i) whether the Quarterly MPC has been met, and (ii) whether the value of Distributor’s inventory meets or exceeds the Inventory Cap, such Products shall be deemed purchased [***]. This Section 7.2(c) states the exclusive remedy of Distributor with respect to non-conforming Products, except as to any warranty claim covered by Section 7.2(d) below.

(d)	Manufacturer warrants to Distributor that Products shipped hereunder will meet such specifications as have been expressly agreed to in writing by the parties hereto, provided such Products are used in accordance with the applicable specifications. This warranty is extended only to Distributor and does not constitute a warranty to either Distributor’s customers or other end-users or to any sub-distributor, [***]. All claims under this warranty must be reported in writing to Manufacturer (with such report accompanied by Products claimed to be defective, in die or packaged form if such Products cannot readily be removed therefrom) as soon as possible, but in any

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 9

Amended and Restated as of May 25, 2005

CONFIDENTIAL

event no later than [***] after shipment of such Products by Manufacturer if the claim relates to an LED Product, within [***] after shipment of such Products by Manufacturer if the claim relates to a Wafer Product, and within [***] if the claim relates to a [***] Product, and if not so reported, such claims shall be deemed waived. Distributor must obtain a return authorization from Manufacturer prior to shipment of the defective Products, which authorization shall [***]. Manufacturer’s sole obligation with respect to Products determined not to meet the terms of this warranty shall be, at its option, to issue a [***] credit memorandum for the quantity and price invoiced for such defective Products, which credit memorandum may be used [***]. Provided that it is able to verify [***] the defect, Manufacturer will use commercially reasonable efforts to [***] to Distributor within [***] after Manufacturer’s receipt of the report of claims under the warranty as provided in this Section 7.2(d). [***] provisions for defective [***] Products will be as provided in the master agreement or applicable Individual Contract. Upon [***], unless previously paid, Distributor shall promptly pay the invoice [***], which invoice shall be the controlling document related to such purchase for purposes of determining the parties’ rights and obligations under this Agreement, including, without limitation, Annual MPC, Inventory Cap, [***] Reserve and [***] Reserve provisions (as otherwise provided herein if applicable), provided that the warranty [***] shall commence [***]. Manufacturer may issue an invoice [***] solely for administrative purposes, but no amount shall be due under such invoice after applying the applicable credit memorandum, and such invoice will not be used in determining the parties’ rights and obligations under this Agreement[***]. This Section 7.2(d) states the exclusive remedy against Manufacturer with respect to breach of the warranty given herein or other alleged defects in Products. This Section 7.2(d) (as limited by Section 7.2(e) and other applicable terms and conditions of this Agreement) shall survive with full force and effect after the termination or expiration of this Agreement with respect to Products purchased prior to such termination or expiration.

(e)	In connection with the determination of the [***] for [***] as provided in Section [***] below, the parties in good faith will review the [***] warranty period provided for in this Agreement to determine whether it should apply to Products to be purchased in [***] based on the industry standards and customer expectations in Territory A at such time. The warranty period may be [***] prior to [***] if and when Manufacturer and Distributor are able to agree that they have obtained sufficient customer acceptance of such change in Territory A.

(f)	UNLESS OTHERWISE AGREED IN WRITING BY AN AUTHORIZED REPRESENTATIVE OF MANUFACTURER, THE WARRANTY IN SECTION 7.2(d) IS IN LIEU OF ALL OTHER WARRANTIES RELATING TO PRODUCTS, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR IMPOSED BY STATUTE OR OTHERWISE. ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY, ARE EXPRESSLY DISCLAIMED BY MANUFACTURER. Distributor shall make no representations or warranties on behalf of Manufacturer with respect to Products or otherwise.

7.3	During the Term of this Agreement, each week Distributor will issue to Manufacturer a [***] forecast of its LED Product requirements (the “LED Product Forecast”). The quantities indicated in each LED Product Forecast represent the number of units of each LED Product that Distributor requests to be shipped by [***] of the stated week. Distributor will update the LED Product Forecast on [***]. Subject to Sections 7.7, 9.3 and 9.4 of this Agreement, the quantities and types of LED Products forecasted to be delivered within [***] (the “Firm Commitment Portion”) shall be firm and may not be

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 10

Amended and Restated as of May 25, 2005

CONFIDENTIAL

modified by Distributor. At Distributor’s option, [***]. The aggregate purchase price of LED Products requested for any fiscal quarter may not exceed [***] without Manufacturer’s prior written approval of such increase. In order to avoid any future misunderstanding, the parties confirm [***] the LED Product Forecast that, at all times, the [***] the [***] Products [***] Products that have been [***] Products that are [***] the [***] the [***], and [***] Products that are [***]) and the [***] Products forecasted [***] shall be [***] the [***]. In addition, the minimum aggregate purchase amount of LED Products forecasted by Distributor for shipment [***]) will be determined as follows:

[***] = [***]

Provided that, if [***] yields a [***], then Distributor, at its option, may [***] the [***], and if [***] yields a [***], then Distributor shall [***].

Where: A = [***];

  B = [***];

  B = [***];

  B = [***];

  C = [***]; and

  D = [***].

For avoidance of doubt, the references to [***] in the foregoing formula refer to [***] in [***] and not [***] in the [***].

If Distributor fails to timely update the LED Product Forecast, the quantities of LED Products for the new week of the rolling LED Product Forecast will be determined by Manufacturer [***], and Manufacturer may determine the product mix in any commercially reasonable and appropriate manner. Although non-binding, Distributor will use commercially reasonable efforts to provide accurate forecasts for the quantities and types of LED Products required in the remaining weeks of the LED Product Forecast, with particular attention to the accuracy of product mix for the [***].

Notwithstanding the foregoing, LED Product prices for such Firm Commitment Portion [***]. Manufacturer is authorized to accept orders for and ship LED Products against the Firm Commitment Portion of the Product Forecast unless Distributor has notified Manufacturer that the Inventory Cap has been reached pursuant to Section 9.3 of this Agreement. Manufacturer will target to ship in accordance with Distributor’s requested delivery dates all quantities and types of LED Products that have been a firm commitment for at least [***]. Shorter lead times may be available from time to time upon request. If Manufacturer is unable to ship LED Products in accordance with Distributor’s requested delivery date, Manufacturer will [***] in accordance with Section 7.1 above.

7.4	[***].

7.5	Notwithstanding the foregoing, Distributor’s purchase commitment in Section 9.1 below is not conditioned upon its issuance of Firmed-Up Orders or LED Product Forecasts. Even if Distributor does not issue such documents, its purchase commitment in Section 9.1 below is valid except as otherwise expressly provided in this Agreement.

7.6	For the avoidance of doubt, orders of Wafer Products and [***] Products are not subject to the provisions in Sections 7.3 through 7.5 above. Lead-times for Wafer Products and [***] Products will vary based on the specifications of the Wafer Products and [***] Products, respectively, and Manufacturer will provide an estimate of the applicable lead-time upon request. Distributor and Manufacturer will determine ordering and forecasting provisions for [***] Products [***].

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 11

Amended and Restated as of May 25, 2005

CONFIDENTIAL

7.7	Even after an Individual Contract has been executed, Distributor may request [***]. In such case, Manufacturer will consider the request and determine in its sole discretion whether to [***]. If Manufacturer agrees to [***], the parties will execute an amended Individual Contract.

7.8	Notwithstanding any language in this Agreement or the Existing Agreements to the contrary, the provisions set forth in this Section 7 shall apply with respect to LED Product Forecasts and purchase orders issued by Distributor in Manufacturer’s fiscal year 2005 for Products to be shipped in FY06. Further, upon the Execution Date, the quantities and types of LED Products forecasted to be shipped within [***] from such date shall be considered the Firm Commitment Portion.

8.	PRICES AND PAYMENT TERMS

8.1	Pricing for LED Products purchased under this Agreement will be determined as follows:

(a)	For LED Products ordered by Distributor in accordance with Sections 7.1 through 7.4 above that are confirmed by Manufacturer for shipment during FY06, the unit price payable by Distributor for such LED Products will be [***]. For LED Products ordered by Distributor in accordance with Sections 7.1 through 7.4 above that are confirmed by Manufacturer for shipment during FY07, the unit price payable by Distributor for such LED Products will be [***].

(b)	The “LED Resale Price” shall be [***]. If the LED Resale Price is stated in Japanese yen it will be converted to U.S. dollars as provided in Section 8.5 below. Manufacturer may, after consultation with Distributor, reduce its suggested LED Resale Price effective upon written notice to Distributor. In that event, [***]. In the event of a significant change in market conditions or in prices for products of a competitor of Manufacturer, the parties will review and discuss possible changes to the terms of this Agreement and/or the LED Resale Prices, as needed, to allow Distributor to offer its customers competitive prices [***].

(c)	Notwithstanding any language in this Agreement or the Existing Agreements to the contrary, purchase orders issued by Distributor in fiscal year 2005 for LED Products to be shipped by Manufacturer during FY06 shall be based on LED Product prices determined in accordance with the terms set forth in this Section 8.1.

8.2	Pricing for [***] Products purchased under this Agreement will be determined as follows:

(a)	For [***] Products ordered by Distributor in accordance with Sections 7.1 and 7.6 above that are confirmed by Manufacturer for shipment during FY06 or FY07, the unit price payable by Distributor for such LED Products will be [***].

(b)	The “[***] Product Resale Price” shall be [***]. If the [***] Product Resale Price is stated in Japanese yen it will be converted to U.S. dollars as provided in Section 8.5 below.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 12

Amended and Restated as of May 25, 2005

CONFIDENTIAL

8.3	Pricing for Wafer Products purchased under this Agreement will be determined as follows:

(a)	For Wafer Products ordered by Distributor in accordance with Sections 7.1 and 7.6 above that are confirmed by Manufacturer for shipment during the Term of this Agreement, the unit price payable by Distributor for Wafer Products will be [***].

(b)	The initial “Wafer Resale Price” shall be [***]. If the Wafer Resale Price is stated in Japanese yen, it will be converted to U.S. dollars as provided in Section 8.5 below. Manufacturer may, after consultation with Distributor, reduce its suggested Wafer Resale Price effective upon written notice to Distributor. In that event, [***]. In the event of a significant change in market conditions or in prices for products of a competitor of Manufacturer, the parties will review and discuss possible changes to the terms of this Agreement and/or the Wafer Resale Price, as needed, to allow Distributor to offer its customers competitive prices [***].

(c)	In addition, Distributor will be entitled to a bonus at the end of each fiscal quarter of FY06 equal [***]. Such bonus shall be paid only by issuance of a credit memorandum. Credit memoranda issued under this Section 8.3(c) may be exchanged only to purchase additional Wafer Products from Manufacturer, and Manufacturer is not required to refund money pursuant to such credit memoranda. With respect to bonuses for FY07, the parties will discuss in good faith and seek to mutually agree upon the [***] for earning bonuses and such bonus rate provided that the [***] for earning bonuses in such subsequent fiscal period [***] to take into consideration prevailing market conditions and Manufacturer’s manufacturing capabilities.

(d)	If the cumulative SiC Wafer Product orders by Distributor [***] do not equal or exceed [***], then, notwithstanding any language herein to the contrary, Manufacturer either directly or through any Affiliate shall be permitted to sell SiC Wafer Products to any person for shipment by Manufacturer into Territory A.

8.4	All taxes, duties and the like now or hereafter imposed by any jurisdiction with respect to the sale, manufacture, delivery or transportation of Products (except income taxes of Manufacturer) will be for the account of Distributor, and if paid or required to be paid by Manufacturer, the amount thereof will be added to and become part of the price payable by Distributor.

8.5	Products will be invoiced upon shipment at Product prices determined as provided below, and payment will be due [***]. Payment shall be made in U.S. dollars by T/T remittance to an account designated by Manufacturer. Where applicable, credit memoranda will be applied to invoiced amounts and only the net amount remaining after application of the credit memoranda will be due and payable. Invoiced amounts not paid when due will accrue interest, at the lesser of [***] per annum or the maximum rate permitted by law, from the date of the invoice until the date paid. If the LED Resale Price, [***] Product Resale Price or Wafer Resale Price is stated in U.S. dollars, the unit prices for purchase orders for such Products will be determined as provided in Sections 8.1(a), 8.2(a) and 8.3(a), respectively, and such amounts will not be subject to further adjustment for currency rate fluctuations or other changes. If the LED Resale Price, [***] Product Resale Price or Wafer Resale Price is stated in Japanese yen, Manufacturer and Distributor will share the risk of currency exchange rate fluctuations as follows.

(a)	The Product prices for purchase orders for Products will be determined by converting the applicable LED Resale Price, [***] Product Resale Price or Wafer

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 13

Amended and Restated as of May 25, 2005

CONFIDENTIAL

Resale Price, [***], to U.S. dollars using the Base Rate in effect [***]. Upon receipt of a purchase order, Manufacturer will verify the Product prices (including [***] foreign exchange conversions) and confirm such amounts in its written order acknowledgement to Distributor. The confirmed Product prices will become part of the Individual Contract. If an Individual Contract is amended as provided in Section 7.7 above, unless agreed otherwise, any prices for new Products added to the Individual Contract will be converted using the Base Rate [***]. Upon shipment of Products that are the subject of the Individual Contract, Manufacturer will invoice Distributor at the Product prices set forth in the Individual Contracts, and such invoiced amounts will not be subject to further adjustments for currency rate fluctuations or other changes. Notwithstanding the foregoing, invoices and Product prices are subject to correction at any time for administrative or clerical errors.

(b)	The “Base Rate” means the Average Exchange Rate calculated as of [***] and adjusted on each [***], and [***] thereafter to reflect the then-current Average Exchange Rate. The “Average Exchange Rate” means the average of the daily foreign exchange rate for the [***], using the daily foreign exchange rate quotations by The Bank of Tokyo-Mitsubishi, Ltd. (the “Bank”) for buying and selling spot U.S. dollars by telegraphic transfer against Japanese yen. For each date on which the Base Rate is to be calculated, Distributor will provide to Manufacturer on such date the Average Exchange Rate for the period of [***], including the daily exchange rate quotations by the Bank used to determine such rate, which rate and quotations must be verifiable by Manufacturer. In the event that the Bank ceases to make this information publicly available, the parties will mutually agree upon another source.

(c)	Notwithstanding any language in this Agreement or the Existing Agreements to the contrary, purchase orders issued by Distributor in fiscal year 2005 for Products to be shipped by Manufacturer during FY06 shall be converted to U.S. dollars in accordance with the terms set forth in this Section 8.5 using the Average Exchange Rate calculated as of [***].

8.6	To protect Distributor against [***], if any, as it may incur on sales of [***] Products purchased under this Agreement [***], a “[***] Reserve” will be established and applied as follows:

(a)	The [***] Reserve will be a balance denominated in U.S. dollars and calculated as set forth in this Section 8.6. The [***] Reserve will be credited with an amount equal to [***] of the purchase price of all [***] Products shipped to Distributor under this Agreement [***]. Further, the parties may mutually agree in writing to exclude certain [***] Products from the [***]. The [***] Reserve will be maintained on a rolling [***]-fiscal quarter basis such that amounts credited for [***] Product purchases will remain available during the fiscal quarter of Manufacturer in which such [***] Products were shipped and for the [***] fiscal quarters of Manufacturer thereafter. Amounts credited for [***] will expire and be deducted from the [***] Reserve [***].

(b)	[***].

(c)	[***].

(d)	[***].

(e)	[***].

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 14

Amended and Restated as of May 25, 2005

CONFIDENTIAL

8.7	To protect Distributor against [***], a “[***] Reserve” will be established and applied as follows:

(a)	The [***] Reserve will be a balance denominated in U.S. dollars and calculated as set forth in this Section 8.7. At the end of each fiscal month during FY06, Manufacturer shall credit the [***] Reserve with an amount equal to [***] of the purchase price of all [***] Products shipped to Distributor under this Agreement [***]. The [***] Reserve will be maintained on a rolling [***]-fiscal quarter basis such that amounts credited for [***] Product purchases will remain available during the fiscal quarter of Manufacturer in which such [***] Products were shipped and for the [***] fiscal quarter of Manufacturer thereafter. Amounts credited [***] will expire and be deducted from the [***] Reserve [***]. Further, the parties may mutually agree in writing to exclude certain other [***] Products from the [***]. In connection with the determination of the Annual MPC for each subsequent year of the Term of this Agreement as provided in Section 9.2 below, the parties will discuss in good faith and seek to mutually agree upon the [***] Reserve percentage for the [***] of the Term of this Agreement that correlates with Manufacturer’s [***]. If the parties have not agreed in writing on the [***] Reserve percentage by [***] of [***], this Agreement will terminate [***] notwithstanding the provisions in Sections 2.1 and 2.2 hereof.

(b)	[***].

(c)	[***].

(d)	[***].

(e)	[***].

(f)	[***].

8.8	The provisions in Sections 8.4 through 8.7 shall survive with full force and effect after the termination or expiration of this Agreement with respect to [***] Products purchased prior to such termination or expiration provided that the provisions in Sections 8.6 and 8.7 shall only continue for so long as there is a balance in the applicable Reserve.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 15

Amended and Restated as of May 25, 2005

CONFIDENTIAL

9.	MINIMUM PURCHASE COMMITMENTS

9.1	Subject to Sections 9.3 and 9.4 below, Distributor shall purchase under this Agreement, during FY06, [***] Products having an aggregate purchase price of at least $200,000,000 (US) (the “Annual MPC” for FY06), of which not less than (a) [***] (US) will be purchased in the [***] quarter of [***] ending [***], (b) [***] (US) will be purchased in the [***] quarter of [***] ending [***], (c) [***] (US) will be purchased in the [***] quarter of [***] ending [***], and (d) [***] (US) will be purchased in the [***] quarter of [***] ending [***]. Products purchased using credit memoranda issued under Sections 7.1, 8.3(c) and 8.6 shall not be included for purposes of satisfying the minimum purchase commitments under this Section 9.1, but Products purchased using credit memoranda issued under Section 10.3 will be included. If [***] Products ordered by Distributor are not shipped [***], the delayed Products or the substitute LED Products, as applicable, will be deemed purchased by Distributor [***] solely for the purpose of determining whether the Quarterly MPC has been met, provided that (i) shipment of such Products is not delayed due to any cause attributable to Distributor, (ii) [***], and (iii) in no event shall shipment delays reduce Distributor’s aggregate purchase commitment hereunder. If during any fiscal quarter Distributor purchases more than the Quarterly MPC specified for such fiscal quarter, the excess purchase amount will be applied to reduce Distributor’s quarterly purchase commitments for that fiscal year [***]. If during any fiscal quarter Distributor’s inventory of LED Products meets or exceeds the Inventory Cap and Distributor has not purchased an amount of [***] Products equal to at least fifty percent (50%) of its original Quarterly MPC specified above in this Section 9.1 for such fiscal quarter, Manufacturer has a right to terminate this Agreement in accordance with Section 9.4 below. [***]. After the termination of this Agreement for any reason, Distributor shall have the right to sell LED Products then in its inventory pursuant to terms and conditions determined [***].

9.2	Beginning no later than the end of January of each year of the Term of this Agreement, the parties will discuss in good faith and seek to mutually agree upon the Annual MPC for LED Products for the twelve months (12) of the Term of this Agreement that correlates with Manufacturer’s next fiscal year. If the parties have not agreed in writing on the Annual MPC by [***] of such year, this Agreement will terminate [***] notwithstanding the provisions in Sections 2.1 and 2.2 hereof.

9.3.	Notwithstanding any language herein to the contrary, in no event shall Distributor be required to purchase any LED Products under this Section 9 if Distributor has in its inventory New Products (as defined below) valued at more than the applicable Inventory Cap (as defined below) or if such purchase would cause the value of New Products in Distributor’s inventory (the “Inventory”) to meet or exceed the applicable Inventory Cap; provided that the foregoing shall not limit Distributor’s obligation to [***] Products for which [***] has a [***]. For FY06 and FY07, the “Inventory Cap” shall be equal to [***], and [***], respectively, of the [***] and will be expressed in U.S. dollars. If shipment of a quantity of LED Products requested in the Firm Commitment Portion would cause Distributor’s Inventory to meet or exceed the Inventory Cap, Distributor must notify Manufacturer in writing [***] that it is invoking the Inventory Cap limitation and that some (the excess over the Inventory Cap) or all of such amounts in the Firm Commitment Portion should not be shipped as forecasted. [***]. If Distributor is unable to meet the full Quarterly MPC for a fiscal quarter because of the Inventory Cap limitation, [***]. “New Products” refers to LED Products shipped by Manufacturer to Distributor on or after [***].

9.4.

If Distributor’s Inventory meets or exceeds the Inventory Cap, Distributor may at its option terminate this Agreement by providing Manufacturer with [***] prior written notice, in which case Distributor shall not have any further purchase obligations for Products under

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 16

Amended and Restated as of May 25, 2005

CONFIDENTIAL

Section 9.1 hereof [***]. If, as a result of the above Inventory Cap provisions, Distributor has not purchased during any fiscal quarter an amount of [***] Products equal to at least fifty percent (50%) of its original Quarterly MPC set forth in Section 9.1 above for such quarter [***], then Manufacturer may at its option terminate this Agreement by providing Distributor with [***] prior written notice, in which case Distributor shall not have any further purchase obligations for Products under Section 9.1 hereof [***]. Such termination right of Manufacturer as provided above, shall be exercised by Manufacturer within [***]. If this Agreement is terminated in accordance with the provisions of this Section 9.4, notwithstanding any language herein to the contrary, [***], Manufacturer either directly or through any Affiliate or any third party shall be permitted to sell Products to any person for shipment by Manufacturer into Territory A.

9.5.	Notwithstanding the foregoing, in the event that Distributor’s ability to sell LED Products is substantially compromised as a direct result of [***], Distributor shall immediately notify Manufacturer of such situation and, after such notification, the parties shall try to resolve the compromised situation in good faith or, if such resolution is not possible, [***].

10.	ASSISTANCE OUTSIDE THE TERRITORY

10.1	Manufacturer may from time to time request that Distributor provide assistance, within Japan, in making sales outside of Japan to Affiliates of customers in Japan.

10.2	If Manufacturer makes a written request to Distributor that refers to this Section 10 and requests such assistance with respect to a designated Affiliate, and if Distributor provides the requested assistance, then, unless otherwise agreed in writing by the parties, [***].

10.3	Manufacturer will issue Distributor a credit memorandum within fifteen (15) days after the end of Manufacturer’s fiscal month reflecting the amount of any credit earned during the month under this Section 10. Credit memoranda issued under this Section 10 may be exchanged only to purchase additional Products from Manufacturer, and Manufacturer is not obligated to pay Distributor the amount of such credit memoranda.

11.	TRADE NAMES AND TRADEMARKS

11.1	Subject to the provisions of this Section 11 of this Agreement, Manufacturer grants Distributor a limited, non-exclusive, non-transferable license to use the trade names and trademarks of Manufacturer listed on Addendum A, attached hereto and made a part hereof, as such may be amended from time to time (the “Licensed Marks”) during the Term of this Agreement; provided, however, that Distributor may, even after termination or expiration of this Agreement, use the trade names and trademarks of Manufacturer solely in connection with the sale of Products purchased from Manufacturer during the Term of this Agreement so long as Distributor continues to comply with the provisions of this Section 11.

11.2	(a)	The Licensed Marks shall be used (i) solely in connection with the promotion, advertising and sale of Manufacturer’s products in the Territory, and any related packaging, advertising materials, Internet sites and documentation, and (ii) solely in compliance with Manufacturer’s Trademark Usage Guidelines attached hereto, and made a part hereof, as Addendum B, as such may be amended by Manufacturer from time to time. Without Manufacturer’s prior written consent, Distributor shall not have the right to assign, sublicense or otherwise permit the use of such Licensed Marks by third parties. Except for the license granted herein, Manufacturer grants Distributor no express or implied licenses to any Licensed Marks.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 17

Amended and Restated as of May 25, 2005

CONFIDENTIAL

(b)	Manufacturer shall have the right to inspect Distributor’s usage of the Licensed Marks (including without limitation literature, brochures, data books, data sheets, web pages or advertising materials produced by or on behalf of Distributor) to assess the level of consistency and quality of such use. Manufacturer reserves the right (i) to restrict any use of the Licensed Marks that it concludes, in its sole judgment, is detrimental to such Licensed Marks and (ii) to revise the Trademark Usage Guidelines at any time, upon written notice of such revision to Distributor. Distributor shall promptly provide specimens upon Manufacturer’s request at no cost to Manufacturer. If, at any time, Manufacturer reasonably determines that the usage of the Licensed Marks does not comply with the Trademark Usage Guidelines, Manufacturer shall so notify Distributor in writing, and Distributor shall correct the non-conformance and provide a corrected specimen to Manufacturer for review within thirty (30) days from the date of notification. Failure to correct a non-conformance will be considered a material breach of this Agreement.

(d)	Distributor shall not apply for trademark or Internet domain registration of the Licensed Marks (or any mark confusingly similar thereto) anywhere in the world. Manufacturer may elect to apply for registration of any of the Licensed Marks in the Territory at its expense, and, in such event, Distributor shall reasonably assist and cooperate with Manufacturer in connection therewith. Distributor shall provide reasonable assistance to Manufacturer in complying with the formalities of any applicable local law, including but not limited to, the execution of any application for registration as a registered user, the execution of additional license agreements suitable for recording with appropriate authorities, and providing proof of use of any Licensed Marks or any other applicable documents. Manufacturer shall pay the expense of complying with such formalities when Manufacturer initiates such formalities.

(e)	Distributor shall use the Licensed Marks in a manner that creates a separate and distinct impression from any other trademark that may be used by Distributor. Distributor shall not adopt any corporate name, assumed name, “doing business as” name, trade name, trademark, service mark, certification mark, or designation that incorporates the Licensed Marks (or any translation of the Licensed Marks), or that is confusingly similar to the Licensed Marks. Distributor shall not use the Licensed Marks in a manner that may be construed as creating an agency, partnership, or other form of joint enterprise between the parties.

11.3	Distributor acknowledges that Manufacturer is the sole and exclusive owner of its trade names and trademarks and all intellectual property rights therein worldwide and that Manufacturer may obtain registrations of the same in jurisdictions within the Territory. Without Manufacturer’s prior written consent, Distributors shall not assign, sublicense or otherwise permit the use of such trade names and trademarks by third parties. Distributor shall at all times recognize, respect and protect Manufacturer’s ownership of any and all trademarks, trade names, trade secrets, copyrights, patents and know how of Manufacturer (collectively, Manufacturer’s “Intellectual Property”) in connection with the sale of Products in the Territory and shall not in any way derogate, diminish or weaken Manufacturer’s sole proprietary rights in said Intellectual Property. Should the law or regulations of any jurisdiction in the Territory invest Distributor with any proprietary rights to any of said Intellectual Property, Distributor shall promptly, freely and cooperatively relinquish to Manufacturer any and all such rights upon expiration or termination of this Agreement for any reason without recourse or cost to Manufacturer and shall thereafter refrain from any further usage of said Intellectual Property. Distributor shall execute any assignments or other documents necessary to relinquish fully said Intellectual Property to Manufacturer.

Distributorship Agreement	Page 18

Amended and Restated as of May 25, 2005

CONFIDENTIAL

11.4	Distributor shall not remove, alter or obliterate any trade name or trademark affixed to the package of Products, nor shall it add any other names or marks, except with the prior written consent of Manufacturer. Should Distributor repackage any Products, such new packaging shall be substantially similar to the original packaging of Products, including but not limited to use of names, trademarks, product numbers and Intellectual Property notices, and shall comply with the Trademark Usage Guidelines.

11.5	Distributor shall promptly notify Manufacturer of any and all infringements of Manufacturer’s Intellectual Property in connection with Products in the Territory that may come to Distributor’s attention and shall assist Manufacturer in taking such action against such infringement as Manufacturer in its discretion may decide, with all expenses and cost incident thereto being defrayed by Manufacturer.

11.6	THE LICENSED MARKS ARE BEING LICENSED TO DISTRIBUTOR “AS IS” AND WITHOUT ANY WARRANTY OF ANY TYPE OR KIND. MANUFACTURER HEREBY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. [***].

12.	INDEMNITY

12.1	Manufacturer shall indemnify and hold harmless Distributor from and against [***] that are based on a [***], provided, however, that Distributor shall in every instance refrain from making any admission of liability, shall give to Manufacturer prompt written notice of any claim made, shall assist in the defense of such claim in accordance with this Section 12, and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Manufacturer and, [***].

12.2	If any Products are determined to [***] and their sale by Distributor within the Territory is permanently enjoined by a court of competent jurisdiction, pursuant to a final judgment not subject to further judicial review, Manufacturer, at its expense and without cost to Distributor, shall be obligated as follows: [***].

12.3	Distributor shall indemnify and hold Manufacturer harmless from and against [***], provided, however, that Manufacturer shall in every instance refrain from making an admission of liability, shall give to Distributor prompt written notice of any claim made, shall assist in the defense of any such claim in accordance with this Section 12 and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Distributor.

12.4	Manufacturer shall indemnify and hold harmless Distributor from and against [***], provided, however, that Distributor shall in every instance refrain from making any admission of liability, shall give to Manufacturer prompt written notice of any claim made, shall assist in the defense of such claim in accordance with this Section 12, and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Manufacturer.

12.5	With respect to GaN wafer products manufactured by Advanced Technology Materials, Inc. (“ATMI”) and/or previously sold in the Territory by ATMI or any of its distributors and/or sales representatives other than Distributor, [***] provided, however, that Distributor shall in every instance refrain from making any admission of liability, shall give to Manufacturer prompt written notice of any claim made, shall assist in the defense of such claim in accordance with this Section 12, and shall refrain from proposing or entering into any compromise or settlement of such claim without the written consent of Manufacturer.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 19

Amended and Restated as of May 25, 2005

CONFIDENTIAL

12.6	Manufacturer shall indemnify and hold harmless Distributor from and against [***], provided, however, that Distributor shall in every instance refrain from making any admission of liability, shall give Manufacturer prompt written notice of any claim made, shall assist in the defense of such claim in accordance with this Section 12, shall cease using the Licensed Mark upon receipt of written request from Manufacturer and shall refrain from proposing or entering into any compromise or settlement of such claim without Manufacturer’s prior written consent.

12.7	Manufacturer shall have no obligation under this Section 12 with respect to any claim arising from [***].

12.8	The provisions of this Section 12 shall survive with full force and effect after the termination or expiration of this Agreement.

12.9	A party entitled to indemnification under this Section 12 (the “Indemnified Party”) shall permit the party required to provide indemnification (the “Indemnifying Party”) to participate in the defense of the claim and any litigation or other proceeding before any court or governmental agency based thereon, including investigation of the claim and any negotiations for compromise or settlement; shall promptly inform the Indemnifying Party of all developments relating thereto and furnish such information as the Indemnifying Party may reasonably request in connection therewith; and, [***], shall permit the Indemnifying Party at any time upon its request to assume control of the defense thereto. [***].

13.	LIMITATION OF LIABILITY; FORCE MAJEURE

13.1	Except as expressly provided otherwise in this Agreement, neither party to this Agreement shall be liable to the other, or to any other person or entity, for special, incidental or consequential damages [***], regardless of whether it has been advised of the possibility of such damages and notwithstanding the failure of any limited remedy provided in this Agreement to achieve its essential purpose.

13.2	Any other provision contained herein to the contrary notwithstanding, neither party shall be liable to the other for any delay or failure to perform any of its obligations under this Agreement caused by compliance with governmental regulations or directions, outbreak of a state of emergency, Act of God, war, warlike hostilities, civil commotions, riots, epidemics, storms, fires, strikes, lockouts, and any other cause or causes beyond the reasonable control of such party; [***].

14.	CONFIDENTIALITY

14.1	The parties shall keep in strict confidence from any third party, and duly safeguard in the same manner as they safeguard their own like information, any and all proprietary and confidential business and technical information received from the other party concerning the business affairs and transactions covered by this Agreement, including, without limitation, all proprietary and confidential technical information received from Manufacturer or its Affiliates pertaining to Products, and shall not at any time knowingly disclose such information to others or use such information for any purpose other than as permitted under this Agreement.

14.2	A party may disclose information subject to this Section 14 to its directors, officers,

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 20

Amended and Restated as of May 25, 2005

CONFIDENTIAL

employees and advisors (collectively, “Representatives”) and to its Affiliates, if and to the extent the Representative or Affiliate has a need to know in connection with the performance or enforcement of this Agreement and is obligated to maintain the information in confidence in accordance with this Agreement. A party will be responsible for any breach of this Section 14 by its Representatives or Affiliates.

14.3	Each party shall maintain information subject to this Section 14 in complete confidence until such time as it is publicly known through no act, omission or contribution of such party. Notwithstanding any prior expiration or termination of this Agreement, it is expressly understood that the provisions of this Section 14 shall survive with full force and effect until [***].

14.4	Notwithstanding the foregoing, any of the parties may disclose such information if required by laws, regulations or orders of the Government of Japan or the United States Government or any of their competent agencies, or if required by regulations or orders of any stock exchange or quotation system on which the party’s stock is publicly traded. In the event such disclosure is required by a party hereto, the party shall give written notice of such disclosure as soon as possible prior to making the disclosure.

14.5	Information shall be considered subject to this Section 14 only if it is disclosed: (i) in written or other tangible form and labeled or otherwise expressly identified as “confidential” or “proprietary” at the time of disclosure, or (ii) in oral form if expressly identified as “confidential” or “proprietary” at the time of disclosure and confirmed as such by written notice within thirty (30) days after the verbal disclosure. A party shall not be liable for use or disclosure of information under this Section 14 if the recipient demonstrates that the information was in the recipient’s possession at the time of its receipt hereunder and was not acquired, directly or indirectly, from the disclosing party, or if the recipient receives the information from a third party having the lawful right to disclose the same, or if the information is independently developed by the recipient without use of any confidential information received from the other party.

15.	INDEPENDENT CONTRACTOR; ROLES OF AFFILIATES

15.1	The relationship created by this Agreement is that of seller and buyer, and not that of agency, partnership or employment. References in this Agreement to “strategic partner” are not intended to and shall not be construed to refer to the legal relationship among members of a partnership.

15.2	Distributor shall not represent itself to be an agent, partner or employee of Manufacturer for any purpose nor shall Distributor have any right or authority to bind Manufacturer or to assume any obligation or responsibility in the name of or on behalf of Manufacturer.

15.3	Manufacturer shall not represent itself to be an agent, partner or employee of Distributor for any purpose nor shall Manufacturer have any right or authority to bind Distributor or to assume any obligation or responsibility in the name of or on behalf of Distributor.

15.4

SCOA is a party to this Agreement solely for the purpose of entering into Individual Contracts for the purchase of LED Products from Manufacturer pursuant to Sections 7.1 and 7.2 above. Without limiting SCOA’s obligations to perform under and in accordance with Individual Contracts for LED Products entered into with Manufacturer pursuant to Sections 7.1 and 7.2 above, Distributor agrees to [***]. Individual Contracts entered into between Manufacturer and SCOA [***] will be applied toward Distributor’s Annual MPC. [***]. SCOA irrevocably delegates to Distributor the authority to make or receive on behalf of SCOA all communications required or permitted to be given between Manufacturer and SCOA.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 21

Amended and Restated as of May 25, 2005

CONFIDENTIAL

15.5	Notwithstanding SCOA becoming a party to the Distributorship Agreement as provided above:

(a)	Manufacturer will ship LED Products only to Territory A, Territory B or Territory C, as provided in this Agreement;

(b)	SCOA shall have no right to sell or distribute LED Products within the Territory and shall only be authorized to sell or transfer LED Products to Distributor for performance pursuant to this Agreement; and

(c)	SCOA’s [***] in connection with the determination of the [***] Reserve percentage pursuant to Section 8.7(a), the Annual MPC pursuant to Section 9.2 or in connection with any modification of and/or amendment to this Agreement.

16.	TERMINATION

16.1	Either party may terminate this Agreement by giving a written notice of termination to the other party:

(a)	if the other party breaches any of the material provisions of this Agreement or any Individual Contract and does not cure the breach within [***], after a written notice is given by the non-breaching party requiring such party to cure the breach;

(b)	if the other party becomes insolvent, or any voluntary or involuntary petition for bankruptcy or for corporate reorganization is filed by or against the other party, or a receiver is appointed with respect to any of the assets of the other party, or a liquidation proceeding is commenced by or against the other party; provided that, in the case of any involuntary petition or proceeding filed or commenced against a party, only if the same is not dismissed within sixty (60) days;

(c)	if the whole or any substantial part of the business of the other party relating to this Agreement is transferred to a third party by agreement, order of court of otherwise;

(d)	if the whole or any substantial part of the ownership, control or management of the other party is changed; or

(e)	as otherwise expressly provided in this Agreement.

16.2	Nothing in this Section 16 shall affect, be construed or operate as a waiver of any right of the party aggrieved by any breach of this Agreement to recover any loss or damage incurred as a result of such breach, either before or after the termination or non-renewal hereof.

16.3	No termination of this Agreement shall release either party from any liability or obligation that has theretofore accrued and remains to be performed as of the date of such termination.

16.4	Neither party to this Agreement shall be liable to the other by reason of any termination or non-renewal of this Agreement for compensation, reimbursement, or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, investments, or other commitments relating to the business or goodwill of any party.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 22

Amended and Restated as of May 25, 2005

CONFIDENTIAL

17.	AUTHORITY

Each party represents and warrants to the other that it has full corporate power and authority to enter into and perform this Agreement, and neither the execution nor performance of this Agreement violates or conflicts with any agreement, contract or covenant of such party with or in favor of any other person or entity.

18.	AMENDMENT

This Agreement may not be amended except in a writing signed by authorized representatives of all the parties hereto, provided, however, that [***]. No oral explanation or oral information by any of the parties hereto shall alter the meaning or interpretation of this Agreement.

19.	WAIVER

No waiver of any provision of this Agreement shall be effective unless made in writing and signed by an authorized representative of the party sought to be charged therewith. The failure of either party to enforce any provision of this Agreement shall not constitute or be construed as a waiver of such provision or of the right to enforce it at a later time.

20.	SEVERABILITY

Every provision of this Agreement is intended to be severable so that if any provision hereof is unenforceable or invalid, for any reason whatsoever, such unenforceability or invalidity shall not affect the validity of the remainder of this Agreement.

21.	ASSIGNMENT

This Agreement may not be assigned by either party without the prior written consent of the other, [***]. Any unauthorized attempt to assign shall be null and void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. An assignment shall not relieve the assigning party of responsibility for the performance of its obligations hereunder. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assignees of the parties hereof.

22.	GOVERNING LAW; ARBITRATION

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, the United States. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. All disputes arising out of or relating to this Agreement or any breach thereof shall be settled exclusively by arbitration to be held in the City of New York, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The award of Arbitration rendered shall be final and binding upon both parties, and be enforceable by any court having jurisdiction. The arbitrators shall apply the internal laws of the State of New York, the United States, as specified above in determining the rights, obligations and liabilities of the parties and shall not have the power to

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 23

Amended and Restated as of May 25, 2005

CONFIDENTIAL

alter, modify, amend, add to or subtract from any term or provision of this Agreement nor to rule upon or grant any extension, renewal or continuance of this Agreement, nor to award damages or other remedies expressly prohibited by this Agreement, nor to grant injunctive relief, including interim relief, of any nature, notwithstanding any contrary provisions of the Rules of Conciliation and Arbitration specified above. If, under applicable law, this arbitration provision is not enforceable as to a particular claim brought by one party against the other, then legal proceedings involving only that claim may be instituted solely in the United States District Court of the Eastern District of North Carolina or, if such court may not exercise jurisdiction, a court of the State of North Carolina. For all purposes of this Agreement, all parties hereby irrevocably consent to the jurisdiction of such court and waive any defense based on improper or inconvenient venue or lack of personal jurisdiction.

22.	ENTIRE AGREEMENT

This Agreement sets forth the entire agreement between the parties hereto as to the subject matter hereof, and supersedes any and all prior agreements, understanding, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, that may have been entered into prior to the execution hereof between the parties, their officers, directors, or employees as to the subject matter hereof. Neither of the parties hereto has relied upon any oral representation of the other party. Notwithstanding the foregoing, this Agreement does not supersede the letter agreement between the parties dated December 1, 2003 regarding restricted use of Wafer Products by customers of Distributor.

23.	NOTICE

Any notice or communication required or permitted to be given by any party to the other pursuant to this Agreement shall be sent to such party’s address for notices set forth below the signature of that party below, shall be given by facsimile or by prepaid airmail post and shall be deemed to have been given upon receipt at the address of the party to whom addressed.

Distributorship Agreement	Page 24

Amended and Restated as of May 25, 2005

CONFIDENTIAL

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Distributorship Agreement to be executed by their duly authorized representatives as of the Execution Date.

CREE, INC.		SUMITOMO CORPORATION

By	/s/ [***]	By	/s/ [***]
	[***] [***]		[***] [***] [***]

Date	May 25, 2005	Date	May 25, 2005

SUMITOMO CORPORATION OF AMERICA

		By	/s/ [***]
		Title	[***] [***] [***]
		Date	May 24, 2005

Address for Notices		Address for Notices to Distributor and SCOA:

CREE, INC. 4600 Silicon Drive Durham, NC 27703 USA		SUMITOMO CORPORATION [***] Tokyo 104-8610 Japan
Attention: [***]		Attention:	[***]
Fax: [***]			[***]
[***]

With a copy of legal notices to: General Counsel Cree, Inc. 4600 Silicon Drive Durham, North Carolina 27703 Fax: [***]		Fax: [***]

CGS B310-10

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 25

Amended and Restated as of May 25, 2005

CONFIDENTIAL

ADDENDUM A

Licensed Marks

Mark	Registered	Reg. No.	Goods
CREE	Yes	2,440,530 (US); 4,471,239 (JP); 40-0505534 (KR); 980988 (TW); Pending in [***]	All

CREE LOGO	Yes	2,452,761 (US); 4,484,784 (JP); 40-0514036 (KR); and 978876 (TW); Pending in [***]	All

CI	No		Wafers

GSIC	Yes	2,012,686 (US)	LED

MEGABRIGHT	Yes	2,650,523 (US); 4,572,117 (JP); 40-0563873 (KR); 1022690 (TW)	LED

MEGABRIGHT PLUS	No		LED

MB	No		LED

MB PLUS	No		LED

RAZERTHIN	Yes	2,861,793 (US); 40-0600614 (KR); 1121336 (TW); Pending in [***]	LED

SUPERBLUE	No		LED

SUPERBRIGHT	No		LED

ULTRABRIGHT	Yes	2,860,183 (US); 4,797,922 (JP)	LED

UB	No		LED

ULTRATHIN	No		LED

UT	No	Pending in US	LED

UT230	No	Pending in US

XBRIGHT	Yes	2,644,422 (US); 4,666,211 (JP); 40-0572312 (KR); 1029877 (TW)	LED

XBRIGHT LOGO	Yes	2,644,418 (US); 40-0579217 (KR); 1043612 (TW); Pending in [***]	LED

XBRIGHT PLUS	No		LED

XB	No		LED

XB PLUS	No		LED

XTHIN	Yes	2,861,792 (US); 4,790,510 (JP); 40-0600615 (KR); 1121335 (TW)	LED

XT	[***]		LED

Key

US = United States	TW = Taiwan
JP = Japan	CN = China
KR = Korea	[***] = [***]

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 26

Amended and Restated as of May 25, 2005

CONFIDENTIAL

ADDENDUM B

CREE TRADEMARK USAGE GUIDELINES

A.	General Rules for Trademark Use and Presentation

1.	Use the correct trademark symbol with trademarks. When using a registered trademark, the ® symbol should be used adjacent the first prominent appearance of the term. Subsequent appearances of the trademark should be capitalized. Unregistered trademarks should include the designation “TM” instead of the ® symbol.

2.	Include an attribution statement (which may appear in small but still legible print) in any written material (such as advertising copy, brochures, etc.) on which a Cree trademark appears. For example, the following statement would be appropriate when using the Cree trademark and Cree Logo:

“CREE and the Cree Logo are registered trademarks of Cree, Inc. in the United States and/or other countries.”

3.	Do not vary the spelling, add or delete hyphens (even for normal hyphenation at the end of a line of text), make one word two, or use a plural form of a Cree trademark.

4.	Trademarks should always be used as adjectives (e.g. “Zero Recovery® rectifiers have exceptional reverse recovery properties.”)

5.	Never combine a Cree trademark with your company name.

6.	Do not use a Cree trademark in a possessive form.

7.	Do not shorten or make acronyms out of a Cree trademark.

8.	On materials that include both a Cree trademark and your company name, you must display your company name more prominently than any Cree trademark. You may not use a Cree trademark in such a manner that it appears that Cree is legally associated with your company, other than the fact that your company is authorized to sell or distribute Cree products.

9.	Do not display a Cree trademark in a manner that is illegible or difficult to read.

10.	Do not use a Cree trademark in a manner such that it appears to be associated with products of other manufacturers.

B.	Presentation of the Cree Logo

1.	The Cree Logo may refer to Cree or to Cree’s products. When using the word “CREE” or the Logo to refer to Cree products, the trademark should be used as an adjective, followed by the generic name of the product. For example, a brochure may refer to “CREE ® Microwave Transistors.”

2.	Graphic Presentation

Computer graphic files and camera-ready artwork of the Cree Logo and other Cree trademarks may be obtained from Cree. Do not generate the Cree Logo on your own. Do not modify any computer files or artwork obtained from Cree without Cree’s express written consent.

Distributorship Agreement	Page 27

Amended and Restated as of May 25, 2005

CONFIDENTIAL

3.	Color Specifications

a.	The following terms are used in this specification:

“Cree Blue” means blue no. PMS 294.

“Cree Gray” means gray no. PMS 429.

“Colored Cree Logo” means the Cree Logo in which the solid regions are Cree Gray and the striped regions are Cree Blue.

b.	The Cree Logo may be presented only using the following color combinations:

•	Black lettering on a light, uniform background.

•	White or silver lettering on a dark, uniform background.

•	Cree Blue lettering on a white background.

•	Colored Cree Logo on a white background.

•	Colored Cree Logo on a light or dark uniform background, provided the colors give adequate contrast with the background.

4.	Spacing

a. The Cree Logo should be surrounded by a region of background color at least as wide as the lettering height, as shown below:

b. The Cree Logo should never be presented such that it could be viewed as a compound mark. For example, the Cree Logo should never be shown physically touching or adjacent another mark such that the two marks appear to be part of the same overall trademark.

c. With the express written consent of an authorized representative of Cree, the spacing recommendations may be relaxed on items where the available physical space or graphic resolution is limited, such as letterhead, business cards and certain promotional items.

5.	Optional Business Area Identification

The Cree Logo may be used in connection with a business area identification. For example, the Cree Logo may appear in connection with Cree Lighting® products with the word “LIGHTING” appearing directly beneath the Cree Logo. Use of a business area identification is subject to the following rules:

a. The lettering of the business area name shall be in all capital letters in the Arial font (or a similar sans serif font), shall begin at the left edge of the Logo, and shall extend no further than the right edge of the Logo lettering.

b. The lettering of the business area name shall be the same color as the logo, except that when used in connection with the Cree Color Logo, the lettering shall be Cree Gray.

Distributorship Agreement	Page 28

Amended and Restated as of May 25, 2005

CONFIDENTIAL

c. The lettering of the business area name shall be no larger than 50% of the lettering height of the Cree Logo.

C.	Presentation of the ZERO RECOVERY Trademark

1.	The ZERO RECOVERY trademark must appear in italics in the Times New Roman font (small caps) as follows:

ZERO RECOVERY®

If the small caps feature is not available, the trademark may be displayed in italics in Times New Roman font in all caps with the size of the font set 20% higher for the initial letters Z and R compared to the remaining letters (e.g., with the “Z” set at 12 point font size and “ERO” set at 10 point font size).

[***]

1.	Typed Form

a. As with any Cree trademark, the first letter of an LED trademark (also referred to as the first letter of the LED trademark’s prefix) should always be capitalized when it appears in text. Likewise, always capitalize the first letter of the secondary word in the mark (e.g., MegaBright, XBright, XLamp, etc.).

b. With the exception of the GSIC trademark, do not hyphenate or place a space between the LED trademark’s prefix and the secondary word of the trademark. (e.g., XBright should never be X Bright or X-Bright.) The GSIC trademark should always be presented with a raised dot separating the “G” and the “SiC” as follows:

G . SiC®

2.	Logos

a.	XBRIGHT

•	The “Colored XBright Logo” means the XBright Logo in which the left top and bottom legs of the X (which also form the sides of the cube) are blue no. PMS 2935, the right top and bottom legs of the X are green no. PMS 3405, and the cube and the word “Bright” are 100% black.

•	The XBright Logo may be presented only using the following color combinations:

•	Black lettering on a light, uniform background. When using this color combination, the legs of the X should also be black.

•	Colored XBright Logo on a light or dark uniform background, provided the colors give adequate contrast with the background.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Distributorship Agreement	Page 29

Amended and Restated as of May 25, 2005

CONFIDENTIAL

•	The XBright Logo should be surrounded by a region of background color at least as wide as the lettering height, as shown below:

b.	XLAMP

•	The “Colored XLamp Logo” means the XLamp Logo in which the top left leg of the X is shaded in graduated color in blue no. PMS 294, the top right leg of the X is shaded in graduated color in gray no. PMS Cool Gray 4, the bottom left leg of the X is shaded in graduated color in green no. PMS 354, and the bottom right leg of the X is shaded in graduated color in red no. PMS No. 185. For all four legs, the color is in its darkest, solid form at the outermost points and is graded to lighter shades towards the center of the X. The triangular cross-section of the top legs of the X graduates from left to right with blue no. PMS 294 to gray no. PMS Cool Gray 4. The triangular cross-section of the bottom legs of the X graduates from left to right with green no. PMS 354 to red no. PMS 185. Finally, the word “Lamp” is presented in blue no. PMS 294.

•	In formats where it is impossible to show the graduated colors of the XLamp Logo in accurate form (i.e., embroidered merchandise), the “Colored XLamp Logo” shall mean the XLamp Logo in which the top left leg of the X is solid blue no. PMS 294, the top right leg of the X is 100 % white, the bottom left leg of the X is solid green no. PMS 354, and the bottom right leg of the X is solid red no. PMS 185. The triangular cross-section of the top legs of the X is 50% blue no. PMS 294, and the triangular cross-section of the bottom legs of the X is a mix of 100% green no. PMS 354 and 100% red no. PMS 185. Finally, the word “Lamp” is presented in blue no. PMS 294.

•	The XLamp Logo may be presented only using the following color combinations:

•	Black lettering on a light, uniform background. When using this color combination, the X should be outlined in black but not shaded in.

•	Colored XLamp Logo on a light or dark uniform background, provided the colors give adequate contrast with the background.

Distributorship Agreement	Page 30

Amended and Restated as of May 25, 2005

CONFIDENTIAL

•	The XLamp Logo should be surrounded by a region of background color at least as wide as the lettering height of the capitalized L, as shown below:

c.	As stated in Section B, Part 2 above, computer graphic files and camera-ready artwork of any of the Cree trademarks may be obtained from Cree. You may not generate any logos on your own or modify any graphic files or artwork provided by Cree without Cree’s express written consent.

Distributorship Agreement	Page 31

Amended and Restated as of May 25, 2005